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EXHIBIT 24.1


                      INDEPENDENT ACCOUNTANTS' CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Precis, Inc. (formerly Precis Smart Card Systems, Inc.) of our report dated March 2, 2001, except for Note 13, as to which the date is March 23, 2001, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

/s/ MURRELL, HALL, MCINTOSH & CO., PLLP


Norman, Oklahoma,
December 18, 2001














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